UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 7, 2006

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-114041                             20-0645710
(Commission File Number)                     (IRS Employer Identification No.)

 185 PLATTE CLAY WAY
 KEARNEY, MISSOURI                             64060
 (Address of Principal Executive Offices)                     (Zip Code)

(800) 800-2244
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On February 6, 2006, Ply Gem Industries, Inc.(“Ply Gem”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with all of the direct and indirect stockholders, warrant holders and stock option holders of AWC Holding Company (“AWC”) and FNL Management Corp., an Ohio corporation, as their representative. AWC, together with its subsidiaries (“Alenco”), is a leading, vertically integrated manufacturer of aluminum and vinyl windows and doors, headquartered in Bryan, Texas.

Pursuant to the Securities Purchase Agreement, Ply Gem will purchase all of the issued and outstanding shares of common stock, warrants to purchase shares of common stock and options to purchase common stock of AWC (other than certain shares of common stock of AWC held by certain members of the senior management of Alenco (the “Rollover Shares”) that will be contributed separately to a new parent company of Ply Gem Investment Holdings, Inc. in exchange for shares of capital stock of the new parent company) so that, immediately following the completion of such purchase, Alenco will be wholly owned by Ply Gem. The purchase price payable under the Securities Purchase Agreement will be an amount of cash equal to (i) $120 million (ii) plus the amount of cash held by Alenco (iii) minus the amount of outstanding indebtedness (including accrued and unpaid interest and prepayment penalties, premiums and other amounts) of Alenco (iv) minus the value of the Rollover Shares (v) plus or minus the amount by which the working capital of Alenco exceeds or is less than the target working capital amount (vi) plus the amount of transaction tax benefits realizable as a refund or reduction in income taxes paid or payable through the closing of the transaction (vii) minus the amount of any unpaid transaction bonuses. As part of the consideration, Ply Gem will deliver $4.0 million in cash to an escrow agent to be held in escrow as security for the sellers’ indemnification and other obligations under the Securities Purchase Agreement.

The Securities Purchase Agreement includes customary representations, warranties, covenants and indemnification obligations of the parties.  The indemnification obligations of the parties are generally subject to customary limitiations, including time limits for making certain claims, deductible amounts and a maximum aggregate loss amount.

The consummation of the transaction is subject to the satisfaction of certain customary closing conditions. The parties had previously filed the required notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the waiting period thereunder has expired.

The description above of the material terms and conditions of the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Securities Purchase Agreement, which will be included in a subsequent filing with the Securities and Exchange Commission.

ITEM 8.01 Other Events

On February 7, 2006, Ply Gem Industries, Inc. issued a press release announcing a definitive agreement to purchase AWC Holding Company and its subsidiaries (“Alenco”). The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.
Not applicable

(b)	Pro forma financial information.
Not applicable

(c)	Exhibits

Exhibit                          Description
99.1                              Press release dated February 7, 2006, issued by Ply Gem Industries, Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

PLY GEM HOLDINGS, INC.

Dated: February 7, 2006	By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT LIST

Exhibit                          Description
99.1                              Press release dated February 7, 2006, issued by Ply Gem Industries, Inc